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EXHIBIT 23.1

Independent Auditors' Consent

The Board of Directors
Landmark Bancorp, Inc.:

        We consent to the use of our report dated February 1, 2002, with respect to the consolidated balance sheets of Landmark Bancorp, Inc. as of December 31, 2001 and September 30, 2001, and the related consolidated statements of operations, stockholders' equity and comprehensive income, and cash flows for the three month period and year then ended, respectively, incorporated herein by reference.

KPMG LLP

Kansas City, Missouri
February 11, 2003

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Independent Auditors' Consent